REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
bBooth, Inc

We have audited the accompanying balance sheets of bBooth, Inc (the "Company")  as of December 31, 2013 and 2012, and the related statements of operations, stockholders' deficit and cash flows for the periods then ended and for the period from December 12, 2012 (Inception) through December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the periods then ended and for the period from December 12, 2012 (Inception) through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Anton & Chia, LLP

Newport Beach, CA
September 19, 2014

bBooth, Inc.
BALANCE SHEETS
	September 30,	December 31,	December 31,
	2014	2013	2012
	(unaudited)
ASSETS

Current assets:
Cash	$17,283	$124,224	$-
Prepaid expenses and other current assets	52,935	13,027	-
Total current assets	70,218	137,251	-

Deposit for booth equipment	199,428	-	-
Property and equipment, net	99,173	27,697	-
Debt issuance costs, net	200,037	-	-
Other assets	200,000	-	-
Total assets	$768,856	$164,948	$-

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$292,168	$185,983	$13,826
Notes payable	100,000	-	-
Advances - related party	85,000	74,938	81,307
Total current liabilities	477,168	260,921	95,133
Convertible notes payable	1,612,000	-	-
Total liabilities	2,089,168	260,921	95,133
Commitments and contingencies

Shareholders' deficit
Common stock, $0.001 par value, 75,000,000 shares authorized, 36,000,000, 0 and 0 shares issued and outstanding as of September 30, 2014 (unaudited), December 31, 2013 and 2012, respectively	36,000	-	-
Additional paid-in capital	5,390,353	-	-
Members' equity	-	4,768,853	188,146
Accumulated deficit	(6,746,665)	(4,864,826)	(283,279)
Total sharesholders' deficit	(1,320,312)	(95,973)	(95,133)
Total liabilities and shareholders' deficit	$768,856	$164,948	$-

The accompanying notes are an integral part of these financial statements

bBooth, Inc.
STATEMENTS OF OPERATIONS

				Period from Inception
			Year	(December 12, 2012)
	For the Nine Months Ended		Ended	Through
	September 30,	September 30,	December 31,	December 31,
	2014	2013	2013	2012
	(Unaudited)	(Unaudited)

Research and development expense	$41,105	$221,844	$485,429	$217,400
General and administrative expense	1,735,315	3,629,258	4,096,118	65,879
Loss from operations	(1,776,420)	(3,851,102)	(4,581,547)	(283,279)
Interest expense	(105,419)	-	-	-
Net loss	$(1,881,839)	$(3,851,102)	$(4,581,547)	$(283,279)

The accompanying notes are an integral part of these financial statements

bBooth, Inc.
STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT
For the Period from December 12, 2012 (Inception) to September 30, 2014

	Common Stock		Additional	Members'	Accumulated
	Shares	Amount	Paid-In Capital	Equity	Deficit	Total

Balance at inception, December 12, 2012	-	$-	$-	$-	$-	$-
Capital contributions	-	-	-	188,146	-	188,146
Net loss	-	-	-	-	(283,279)	(283,279)
Balance at December 31, 2012	-	$-	$-	$188,146	$(283,279)	$(95,133)
Capital contributions	-	-	-	1,383,967	-	1,383,967
Equity interests issued as payment of salary expense	-	-	-	250,000	-	250,000
Share based compensation	-	-	-	2,946,740	-	2,946,740
Net loss	-	-	-	-	(4,581,547)	(4,581,547)
Balance at December 31, 2013	-	$-	$-	$4,768,853	$(4,864,826)	$(95,973)
Capital contributions	-	-	-	595,000	-	595,000
Equity interests issued as payment of salary expense	-	-	-	62,500	-	62,500
Recapitalization of Company	36,000,000	36,000	5,390,353	(5,426,353)	-	-
Net loss	-	-	-	-	(1,881,839)	(1,881,839)
Balance at September 30, 2014 (unaudited)	36,000,000	$36,000	$5,390,353	$-	$(6,746,665)	$(1,320,312)

The accompanying notes are an integral part of these financial statements

bBooth, Inc.
STATEMENTS OF CASH FLOWS

				For the Period
				From Inception
			For the Year	(December 12, 2012)
	For the Nine Months Ended		Ended	Through
	September 30,	September 30,	December 31,	December 31,
	2014	2013	2013	2012
	(Unaudited)	(Unaudited)
Operating activities:
Net loss	$(1,881,839)	$(3,851,102)	$(4,581,547)	$(283,279)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	8,476	87	1,648	-
Equity interests issued as payment of salary expense	62,500	-	250,000	-
Amortization of debt issuance costs	51,963	-	-	-
Share based compensation	-	2,946,740	2,946,740	-
Effect of changes in operating assets and liabilities:
Prepaid expenses and other current assets	(39,908)	(13,029)	(13,027)	-
Debt issuance costs	(140,000)	-	-	-
Other assets	(200,000)
Accounts payable and accrued expenses	106,185	173,674	172,157	13,826
Net cash used in operating activities	(2,032,623)	(743,630)	(1,224,029)	(269,453)

Investing activities:
Purchase of property and equipment	(79,952)	(9,260)	(29,345)	-
Deposit for booth equipment	(199,428)	-	-	-
Net cash used in investing activities	(279,380)	(9,260)	(29,345)	-

Financing activities:
Proceeds from capital contributions	595,000	930,946	1,383,967	188,146
Proceeds from convertible notes payable	1,500,000	-	-	-
Proceeds from related party advances	85,000	-	-	81,307
Proceeds from notes payable	100,000	-	-	-
Payments of note payable - related party	(74,938)	-	(6,369)	-
Net cash provided by financing activities	2,205,062	930,946	1,377,598	269,453

Net change in cash	(106,941)	178,056	124,224	-
Cash, beginning of period	124,224	-	-	-
Cash, end of period	$17,283	$178,056	$124,224	$-

Supplemental disclosures of cash flow information:
Cash paid for interest expense	$-	$-	$-	$-
Cash paid for income taxes	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing transactions:
Convertible note payable issued as payment for debt issuance costs	$112,000	$-	$-	$-
Increase in common stock from non-cash recapitalization of Company	$36,000	$-	$-	$-
Increase in additional paid-in capital from non-cash recapitalization of Company	$5,390,353	$-	$-	$-
Decrease in members' equity from non-cash recapitalization of Company	$(5,426,353)	$-	$-	$-

The accompanying notes are an integral part of these financial statements

bBooth, Inc.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012, AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013 (UNAUDITED)

1.	DESCRIPTION OF BUSINESS

Organization
Cutaia Media Group, LLC ("CMG") was a limited liability company formed on December 12, 2012 under the laws of the state of Nevada.  On May 19, 2014, bBooth, Inc. was incorporated under the laws of the state of Nevada.  On May 19, 2014, CMG was merged into bBooth (bBooth" pursuant to a Plan of Merger unanimously approved by the members of CMG.  The operations of CMG and bBooth are collectively referred to as the "Company."

Nature of Business
The Company is engaged in the manufacture and operation of Internet connected, broadcast-quality portable television recording studios, branded and marketed as "bBooth."  The bBooth portable television studios have been deployed in shopping malls and other high-traffic venues in the United States.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").
Going Concern
The Company has incurred operating losses since inception and has negative cash flows from operations. It also has an accumulated deficit of $6,746,665 (unaudited) as of September 30, 2014. As a result, the Company's continuation as a going concern is dependent on its ability to obtain additional financing until it can generate sufficient cash flows from operations to meet its obligations.  Management's plans include the reverse merger into a public entity, Global System Designs, Inc. ("GSD") to have access to equity financing (see Note 5 and 8).  Management also intends to look at mergers with, or acquisitions of, other related entities to grow its business and customer base.
These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow.
There is no assurance that the Company will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Significant estimates include the value of share based payments.  Amounts could materially change in the future.

Cash and Cash Equivalents

The Company considers all highly liquid holdings with maturities of three months or less at the time of purchase to be cash equivalents.

Property and Equipment

Property and equipment are recorded at historical cost and depreciated on a straight-line basis over their estimated useful lives of approximately five years once the individual assets are placed in service.

Deposit for Booth Equipment

Deposit for booth Equipment represents amounts paid as a down payment on a purchase order for ten booths in June 2014.  When the booths are received the deposit will be reclassified to booth Equipment.

Booth equipment costs are recorded at historical cost and represent costs to acquire the Company's bBooth portable television studios, which will be used by the Company for revenue producing activities.  Once the bBooth studios are completed and placed in service, the Company will amortize the amounts over the estimated useful lives of the equipment.

Long-Lived Assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made.  There was no impairment of assets identified during the year ended December 31, 2013 or 2012 or for the nine months ended September 30, 2014.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation ("FDIC") limit as of December 31, 2013 or 2012 or as of September 30, 2014 (unaudited).
Income Taxes

The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  As of December 31, 2013 and 2012, the Company did not have any deferred tax assets or liabilities, as the Company was a limited liability company, and thus the income tax impact of the Company's operations is passed through to the members.

The Company periodically evaluates its tax positions to determine whether it is more likely than not that such positions would be sustained upon examination by a tax authority for all open tax years, as defined by the statute of limitations, based on their technical merits. The Company accrues interest and penalties, if incurred, on unrecognized tax benefits as components of the income tax provision in the accompanying consolidated statements of operations.

As of December 31, 2013 and 2012, and as of September 30, 2014, the Company has not established a liability for uncertain tax positions.

Share Based Payment

The Company issues equity interests as share-based compensation to employees and non-employees.

Stock-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the requisite service period.

Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The final fair value of the share-based payment transaction is determined at the performance completion date. For interim periods, the fair value is estimated and the percentage of completion is applied to that estimate to determine the cumulative expense recorded.

The Company values share-based compensation based on the estimated market price on the measurement date. As described above, for employees this is the date of grant, and for non-employees, this is the date of performance completion.

Research and Development Costs
Research and development costs consist of expenditures for the research and development of new products and technology. These costs are primarily expenses to vendors contracted to perform research projects and develop technology for the Company's bBooth studios.  Research and development costs are expensed as incurred.

Fair Value of Financial Instruments

The Company's financial instruments include cash and notes payable.  The principal balance of notes payable approximates fair value because current interest rates and terms offered to the Company for similar debt are substantially the same.

Recent Accounting Pronouncements
In June 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2014-10, Development Stage Entities (Topic 915).  ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity.  ASU 2014-10 is effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted.  The Company has elected to early adopt the provisions of ASU 2014-10 and has removed the related disclosures in the accompanying financial statements and notes.

3.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2013 and 2012 and September 30, 2014 (unaudited).
	September 30,	December 31,	December 31,
	2014	2013	2012
	(Unaudited)

Furniture and fixtures	$44,537	$13,493	$-
Audio and visual equipment	26,942	-	-
Office equipment	37,818	15,852	-

	109,297	29,345	-

Less: accumulated depreciation	(10,124)	(1,648)	-

	$99,173	$27,697	$-

Depreciation expense amounted to $1,648 and $0 for the year ended December 31, 2013 and 2012, respectively.  Depreciation expense for the nine months ended September 30, 2014 and 2013 amounted to $8,476 (unaudited) and $87 (unaudited), respectively.

4.	ADVANCES – RELATED PARTY

From time to time the majority shareholder of the Company has advanced funds to the Company for working capital purposes.  The outstanding balance advanced amounted to $74,938 and $81,307 as of December 31, 2013 and 2012, respectively.  The amount was fully repaid in June 2014.

On September 10, 2014, the Company borrowed an additional $85,000 from the majority shareholder, which represented the balance outstanding as of September 30, 2014.  This amount has been subsequently repaid in full during October 2014.

5.	ACQUISITTION AGREEMENT WITH GLOBAL SYSTEM DESIGN, INC.

On May 7, 2014, the Company executed a Letter of Intent ("LOI") with GSD (see Note 8), pursuant to which:

(a) GSD would provide, or arrange for the provision of, a secured bridge loan for the benefit of the Company that would provide net proceeds to the Company of not less than $1,350,000, to be used for working capital purposes (the "Convertible Notes");
(b) GSD would undertake a private placement of equity securities of GSD to raise proceeds of not less than $4,500,000 (the "Financing"); and
(c) GSD would, directly or indirectly, acquire all of the issued and outstanding securities of the Company in exchange for the issuance of securities of GSD (the "Acquisition"), and, upon the closing of the Acquisition (the "Closing"), GSD would be controlled and managed by the former security holders and management of the Company.

On June 5, 2014, the Company executed an Amendment to the LOI, pursuant to which the parties agreed that upon closing of the Acquisition, all principal and accrued interest outstanding under the Convertible Notes will be converted (the "Conversion") into shares of common stock of the Company (each, a "bBooth Share") at a conversion price of $1,260 (pre stock split) per bBooth Share (the "Conversion Price") based on 10,000 bBooth Shares (pre stock split) issued and outstanding immediately before the closing of the Acquisition.  Each bBooth Share would then be converted into common shares of GSD ("Shares") at an exchange ratio of 3,600 Shares (pre stock split) for each bBooth Share (the "Share Exchange Ratio"). The Conversion will result in the principal and accrued interest outstanding under the Convertible Notes being converted into Shares at a deemed conversion price of $0.35 per Share on closing of the Acquisition. The Conversion Price and the Share Exchange Ratio will be subject to adjustment if the Company effects any forward stock splits or consolidations prior to such conversion. In addition, each of the parties agreed that upon completion of the Acquisition and the Financing (including payment of any commissions related to the Financing), GSD will have not more than 60 million shares issued and outstanding.
On August 11, 2014, the Company and GSD formalized their LOI into a finalized Share Exchange Agreement documenting the same terms as those contained in the LOI and the First and Second Amendment except for the following:
i.            The Financing as described above to be undertaken directly by GSD prior to the closing was instead agreed to be conducted by the Company.  The Financing was completed by the Company in October 2014.
The closing is subject to the satisfaction of certain conditions set forth in the Share Exchange Agreement.

6.	CONVERTIBLE NOTES PAYABLE

In June 2014, the Company received an aggregate total of $1,500,000, less commission of $140,000, from a series of investors in the form of the Convertible Notes referenced in the LOI.  The outstanding balances from the Convertible Notes have a maturity date of December 9, 2015, and bear interest at a rate of 10% per annum, which is payable on the earlier of the maturity date or the date of Conversion.  The Convertible Notes are automatically convertible upon a reverse merger transaction into Company stock at a conversion price of $1,260 (pre stock split) per share. If the Company does not complete a reverse merger transaction by November 9, 2015, the holders of the Convertible Notes can convert the Convertible Notes into Company stock at a conversion price of $1,000 (pre stock split) per share.

In connection with the Convertible Notes, the series of investors also entered into a General Security Agreement and an Agency and Intercreditor Agreement with the Company, in which all outstanding borrowings under the Convertible Notes are secured by substantially all assets of the Company.  In the event of a default by the Company, as defined in the agreements, a majority of the debtors may compel the Company to make available all or any part of the secured assets in order to pay the outstanding obligations under the Convertible Notes.
The Company also issued an additional convertible note payable of $112,000 with the same terms as the Convertible Notes to the other investors, as a finder's fee to acquire the debt.  As a result, the total outstanding balance of the debt amounted to $1,612,000 (unaudited) as of September 30, 2014.
The conversion feature was evaluated for any beneficial aspect and it was determined that no portion of the proceeds from the convertible debt instruments should be accounted for as attributable to the conversion feature.  The determination was based on factors which include (1) the notes were issued at an amount equal to their face value, and (2) the conversion price was greater than the fair value of the common stock at the time of issuance.
Accrued interest expense amounted to $48,456 (unaudited) for the period ending September 30, 2014, which is included in accounts payable and accrued expenses on the accompanying financial statements.
The Company incurred total aggregate debt issuance costs of $252,000 representing the above $140,000 of commissions and $112,000 for finder's fees to acquire the debt.  These costs have been capitalized and are being amortized through the maturity date of the notes.  Amortization of these capitalized interest costs amounted to $51,963 (unaudited) for the nine months ended September 30, 2014.  As of September 30, 2014, the remaining amount of capitalized debt issuance costs amounted to $200,037 (unaudited).

7.	EQUITY TRANSACTIONS

Common Stock
On May 19, 2014, CMG exchanged 100% of its membership interests for 100% of the common shares of bBooth pursuant to a Plan of Merger.  Immediately after the recapitalization, CMG's membership interests were replaced with 36,000,000 (after the split described in the following paragraph) outstanding shares of common stock in the Company.
On July 17, 2014, the Articles of Incorporation of the Company were amended so that the amount of the total authorized capital stock of the corporation was increased to 75,000,000 shares of common stock with a par value of $0.001 per share, and a 3,600 to 1 forward stock split was approved. This was done in order to facilitate a 1 for 1 share exchange between GSD and the Company at the Closing of the Acquisition of the Company by GSD (see Note 5).  All share and per share information presented in the financial statements and the accompanying footnotes give effect to this stock split.

Membership Interests
During the year ended December 31, 2013, the Company granted four members an aggregate membership interest of 25.11% in the Company as compensation.  As a result, the Company recorded $2,946,740 in share-based compensation expense during the year ended December 31, 2013 which represented the estimated fair value of the equity interests at the time of grant.  The amounts are recorded as a component of general and administrative expenses in the accompanying statement of operations for the year ended December 31, 2013.
During the year ended December 31, 2013, the Company granted its majority shareholder $250,000 of membership interests as payment of his salary for the year.  During the nine months ended September 30, 2014, the Company granted its majority shareholder $62,500 (unaudited) of membership interests as payment of his accrued salary.

During the year ended December 31, 2013 and 2012, the Company received capital contributions of $1,383,967 and $188,146, respectively, from members, at prices ranging from $1,124 to $1,190 per unit.  During the nine months ended September 30, 2014, the Company received capital contributions from members of $595,000 (unaudited).

During the year ended December 31, 2013, the Company granted a member $57,500 of membership interests as payment of a commission fee for finding certain investors to invest in the Company.  The Company has recorded these offering costs net of the proceeds from the related investments as a reduction of members' equity in the accompanying balance sheet as of December 31, 2013.

8.	COMMITMENTS

Operating Leases

The Company leases its office space in Hollywood, California under an operating lease which provides for monthly rent of $14,805 through July 31, 2015.

The Company has a lease agreement to display its bBooth unit in a shopping mall located in Southern California, which provides for monthly payments of $6,000 through the lease agreement's end date of June 30, 2014.  Upon completion of this agreement, the Company began leasing additional space in another shopping mall located in Southern California to display the bBooth unit, which provides for monthly payments of $5,500 per month through January 2015.
In the fourth quarter the Company entered into additional lease agreements for retail spaces in shopping mall locations in metropolitan areas across the United States.  Future lease commitments under these agreements for the total $246,375 with terms not exceeding June 30, 2015.

Licensing Agreements

On September 30, 2014, the Company entered into an Asset License Agreement with Studio One Media, Inc. ("Studio One") which provides the Company with an exclusive license to use certain assets of Studio One, including its website, associated content and back-end infrastructure, and assignment of all collateral agreements including music publishing licenses.  Consideration for the license of these assets includes 600,000 shares of the Company's common stock to be issued following the closing of a reverse merger transaction, as well as $100,000, of which $60,000 was paid upon execution of the agreement, and $40,000 due 180 days from the execution of the agreement.
The Company also received a license of all Studio One's intellectual property for total consideration of $1,150,000, of which $340,000 is payable upon execution of the agreement, $100,000 due 90 days from the execution of the agreement, $210,000 due 180 days from the execution of the agreement, $250,000 due 9 months from the execution of the agreement, and $250,000 payable on or before 18 months from the date of the agreement.
As of September 30, 2014, the Company has paid an aggregate total of $200,000 (unaudited) relating to the license agreement with Studio One, which has been reflected as other assets in the accompanying balance sheets.

9.	SUBSEQUENT EVENTS

On October 16, 2014, the Company completed the Share Exchange Agreement with GSD (see Note 5).  In connection with the closing of the Share Exchange Agreement, all of GSD's prior management resigned and were replaced by management nominated by the Company, and shareholders of the Company were issued shares of GSD common stock that constituted approximately 83% of issued and outstanding shares at the closing date.  As a result, the Share Exchange Agreement has been treated as a reverse merger transaction, with the Company as the acquirer for accounting purposes.
Pursuant to the closing of the Share Exchange Agreement, the Company effected a 2 for 1 forward split of outstanding common stock. As a result, the new capital structure of the Company included authorized common stock of 200,000,000 shares with a par value of $0.0001 per share and 11,650,000 common shares outstanding prior to the Closing of the Acquisition.